UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CANOPY GROWTH ANNOUNCES MAILING OF PROXY
MATERIALS FOR 2026 ANNUAL GENERAL AND SPECIAL
MEETING – URGES SHAREHOLDERS TO VOTE NOW

•	Shareholders are encouraged to vote well in advance of the meeting scheduled on September 25, 2026, at 1:00 PM ET. To ensure that votes are counted, Shareholders must submit their vote no later than 1:00 p.m. ET on September 23, 2026.

Canopy Growth shareholders with a 16-digit control number can vote at http://proxyvote.com, or by phone at 1-800-474-7493 (English) or 1-800-474-7501 (French). Many shareholders are also eligible to vote quickly and conveniently over the phone by contacting the Company’s proxy solicitation agent, Sodali & Co. at 1-833-830-8205 toll free in North America or

1-289-695-3075 collect outside North America or by email at CGC@investor.sodali.com

SMITHS FALLS, ON – August 17 , 2026 – Canopy Growth Corporation (“Canopy Growth”, “our”, “we” or the “Company”) (TSX: WEED) (Nasdaq: CGC), a leading global company committed to bettering lives through cannabis, today announced the Company has mailed (or mailed a notice of internet availability with respect to) its proxy statement and fiscal 2026 annual report to shareholders (collectively, the “Meeting Materials”) for its Annual General and Special Meeting of shareholders (the “Meeting”) scheduled to take place on Friday, September 25, 2026, at 1:00 PM ET, via live audio webcast at www.virtualshareholdermeeting.com/WEED2026.

Why your vote matters

Nasdaq listing rules require a quorum of 33 1/3% of outstanding shares entitled to vote, present or by proxy at the Meeting. Given Canopy Growth’s shareholder base, reaching quorum depends on strong participation – if it isn’t met, the Meeting must be adjourned at additional cost to the Company. Shareholders of record as of July 31, 2026, are eligible to vote; we encourage voting in advance even if you plan to attend live.

The Meeting Materials are filed on EDGAR and SEDAR+ under the Company’s profile at www.sedarplus.ca. The annual report is available at: https://canopygrowth.com/agm/.

Items up for vote

The board of directors of the Company (the “Board”) recommends FOR on Items 1-6, and every ONE year on Item 7 (each as described in the Company’s proxy statement):

1.	The election of the Board;

2.	The appointment of MNP LLP as the Company’s auditor and independent registered public accounting firm, and to authorize the Board or any responsible committee thereof to fix their renumeration;

3.	A share consolidation (reverse stock split) proposal - shareholders approved a similar proposal in 2025 (the “2025 Proposal”), but there was no need to implement the 2025 Proposal; if approved again, implementation remains at the Board’s discretion which may similarly determine not to proceed with it;

4.	An advance notice by-law proposal;

5.	The approval of all unallocated entitlements under the Company’s omnibus incentive plan;

6.	An advisory (non-binding) vote on the compensation of the Company’s “named executive officers;” and

7.	An advisory (non-binding) vote on how often to hold advisory votes on the compensation of the Company’s “name executive officers” (every 1, 2, or 3 years).

How to Vote

Your vote matters. Please take a moment to submit it today using one of the convenient options below.

•	For most shareholders, voting will be facilitated by Broadridge Financial Solutions (“Broadridge”). These shareholders will receive (or be able to access) a form of proxy or voting instruction form from Broadridge with a 16-digit control number, which can be used to vote:

Online: http://proxyvote.com

By Phone: 1-800-474-7493 (English) or 1-800-474-7501 (French)

By Mail: Using the prepaid envelope accompanying the Form of Proxy or Voting Instruction Form

•	Shareholders who hold shares at Interactive Brokers LLC can vote online at: http://proxypush.com using the provided control number.

•	Clients of Robinhood Securities, LLC who are eligible to vote will receive a voting notice by email from noreply@robinhood.com. Voting is hosted by Say Technologies, with voting and materials available directly from the email.

•	Many shareholders are also eligible to vote quickly and conveniently by phone with Company’s proxy solicitation agent, Sodali & Co.: 1-833-830-8205 toll free in North America or 1-289-695-3075 collect outside North America or by email at CGC@investor.sodali.com.

Contact:

Media Contact: media@canopygrowth.com

Investor Contact: invest@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading global company committed to bettering lives through cannabis. With a focus on cultivation excellence, quality, trust, innovation and disciplined execution, Canopy Growth is a consumer-centric company serving patients, consumers and partners alike.

The Company’s portfolio of owned and licensed brands, including Tweed, 7ACRES, DOJA, Deep Space, DeeLish, Claybourne, MTL Cannabis, Low Key by MTL and R’belle, as well as category-defining Storz & Bickel, delivers innovative cannabis products to consumers across Canada and beyond. It is also Canada’s leading provider of medical cannabis services through Spectrum Therapeutics, Abba Medix, Apollo, and Canada House Clinics.

The Company also holds an unconsolidated, non-controlling interest in Canopy USA, LLC, which provides exposure to the U.S. THC market.

Guided by its commitment to leadership, excellence, trust and innovation, Canopy Growth is working to shape a future where the plant is trusted for its ability to better lives.

For more information visit www.canopygrowth.com.